Exhibit 99.1

Floor & Decor Holdings, Inc. Announces Second Quarter Fiscal 2018 Financial Results

  Net sales increased 26.2% from second quarter 2017 to $434.3 million
  Comparable store sales increased 11.4% from second quarter 2017
  Diluted earnings per share (“EPS”) increased 90.0% to $0.38 from $0.20 in the second quarter 2017; Adjusted diluted EPS increased 35.0% to $0.27 from $0.20 in the second quarter 2017
  Provides third quarter and updates full year fiscal 2018 sales and earnings outlook

ATLANTA--(BUSINESS WIRE)--August 2, 2018--Floor & Decor Holdings, Inc. (NYSE:FND) (“We,” “Our” the “Company,” or “Floor & Decor”) announces its financial results for the second quarter of fiscal 2018, which ended June 28, 2018.

Tom Taylor, Chief Executive Officer, stated, “We are pleased with our solid second quarter performance. Floor & Decor’s differentiated business model with leading innovative product offerings, in-stock inventory, and compelling value proposition continues to resonate with both consumers and professional customers. I would like to thank all our associates for their hard work and their exceptional service to our customers.”

Mr. Taylor continued, “Our new stores’ first year sales and profitability have never been higher, and this reinforces our confidence in the 400 store opportunity we see for Floor & Decor. Our improving new store performance, combined with other strategic priorities, gives me confidence that our differentiated strategy is working well.”

Unless indicated otherwise, the information in this release has been adjusted to give effect to a 321.820-for-one stock split of our common stock effected on April 24, 2017. See “Comparable Store Sales” below for information on how the Company calculates its comparable store sales growth.

For the Thirteen Weeks Ended June 28, 2018

  Net sales increased 26.2% to $434.3 million from $344.0 million in the second quarter of fiscal 2017. Comparable store sales increased 11.4%, including an estimated 280 basis point benefit from post-hurricane demand in Houston.
  The Company opened four new stores during the second quarter of fiscal 2018, ending the quarter with 88 warehouse format stores.
  Operating income increased 9.2% to $37.2 million from $34.1 million in the second quarter of fiscal 2017.
  Net income increased 95.0% to $39.8 million compared to $20.4 million in the second quarter of fiscal 2017. Diluted EPS was $0.38 compared to $0.20 in the second quarter of fiscal 2017.
  Adjusted net income* increased 37.7% to $28.4 million compared to $20.6 million in the second quarter of fiscal 2017. Adjusted diluted EPS* was $0.27 compared to $0.20 in the second quarter of fiscal 2017, an increase of 35.0%.
  Adjusted EBITDA* increased 16.0% to $50.7 million compared to $43.7 million in the second quarter of fiscal 2017.

For the Twenty-six Weeks Ended June 28, 2018

  Net sales increased 28.5% to $837.2 million from $651.3 million in the first half of fiscal 2017. Comparable store sales increased 13.4%.
  The Company opened five new stores during the first half of fiscal 2018.
  Operating income increased 29.9% to $73.8 million from $56.8 million in the first half of fiscal 2017.
  Net income increased 127.3% to $71.7 million compared to $31.6 million in the first half of fiscal 2017. Diluted EPS was $0.68 compared to $0.33 in the first half of fiscal 2017.
  Adjusted net income* increased 63.2% to $55.1 million compared to $33.8 million in the first half of fiscal 2017. Adjusted diluted EPS* was $0.53 compared to $0.33 in the first half of fiscal 2017, an increase of 60.6%.
  Adjusted EBITDA* increased 30.3% to $98.5 million compared to $75.6 million in the first half of fiscal 2017.

*Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

Third Quarter and Fiscal 2018 Sales and Earnings Outlook (In millions, except EPS and store count)

Thirteen Weeks
Ended 9/27/2018
Net sales	$427 - $433
Comparable store sales	9.5% to 10.5%
GAAP diluted EPS	$0.21 - $0.22
Adjusted diluted EPS	$0.21 - $0.23
Diluted weighted average shares outstanding	105.2
Adjusted EBITDA	$45.9- $48.0
Warehouse format store count	95
New warehouse format stores	7

	Updated Outlook	Prior Outlook
	Twelve Months	Twelve Months
	Ended 12/27/2018	Ended 12/27/2018
Net sales	$1,696 - $1,710	$1,705 - $1,735
Comparable store sales	9.0% to 10.0%	9.5% to 11.5%
GAAP diluted EPS	$1.07 - $1.11	$0.98 - $1.06
Adjusted diluted EPS	$0.93 - $0.96	$0.93 - $1.01
Diluted weighted average shares outstanding	105.1	105.3
Adjusted EBITDA	$188.7 - $193.2	$190.8 - $201.3
Depreciation and amortization	Approximately $48	Approximately $48
Interest expense	Approximately $8	Approximately $9
Tax rate	23.4% for the remainder of fiscal 2018	23.4% for the remainder of fiscal 2018
Warehouse format store count	100	100
New warehouse format stores	17	17
Capital Expenditures	$160 - $167	$150 - $158

The above guidance includes certain non-GAAP financial measures (namely Adjusted EBITDA and Adjusted diluted EPS). Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

Conference Call Details

A conference call to discuss the second quarter fiscal 2018 financial results is scheduled for today, August 2, 2018, at 9:00 a.m. Eastern Time. A live audio webcast of the conference call, together with related materials, will be available online at ir.flooranddecor.com.

A recorded replay of the conference call is expected to be available approximately two hours of the conclusion of the call and can be accessed both online at ir.flooranddecor.com and by dialing 844-512-2921 (international callers please dial 412-317-6671). The pin number to access the telephone replay is 13681459. The replay will be available until August 9, 2018.

About Floor & Decor Holdings, Inc.

Floor & Decor is a multi-channel specialty retailer of hard surface flooring and related accessories, offering a broad in-stock assortment of tile, wood, laminate and natural stone flooring along with decorative and installation accessories at everyday low prices.

Comparable Store Sales

Comparable store sales refer to period-over-period comparisons of our net sales among the comparable store base, which has historically been when customers obtained possession of their product. Starting in 2018, when Accounting Standards Update No. 2014-19, “Revenue from Contracts with Customer” (Topic 606) was adopted, our comparable store sales refer to period-over-period comparisons of our net sales based on when the customer obtains control of their product, which is typically at the time of sale and may be slightly different than our historically reported net sales due to timing of when final delivery of the product has occurred. A store is included in the comparable store sales calculation on the first day of the thirteenth full fiscal month following a store’s opening, which is when we believe comparability has been achieved. Since our e-commerce sales are fulfilled by individual stores, they are included in comparable store sales only to the extent the fulfilling store meets the above mentioned store criteria. Changes in our comparable store sales between two periods are based on net sales for stores that were in operation during both of the two periods. Any change in square footage of an existing comparable store, including remodels and relocations, does not eliminate that store from inclusion in the calculation of comparable store sales. Stores that are closed temporarily and relocated within their primary trade areas are included in same store sales. Additionally, any stores that were closed during the current or prior fiscal year are excluded from the definition of comparable stores.

Non-GAAP Financial Measures

Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA (which are shown in the reconciliations below) have been presented in this earnings release as supplemental measures of financial performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). We define Adjusted net income as net income adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance and the tax effect related to those items. We define Adjusted diluted EPS as Adjusted net income divided by Adjusted diluted weighted average shares outstanding (i.e., the weighted average shares outstanding during the relevant period plus the weighted average impact of issuing shares in our initial public offering (our “IPO”). We define EBITDA as net income before interest, loss on early extinguishment of debt, taxes, depreciation and amortization. We define Adjusted EBITDA as net income before interest, loss on early extinguishment of debt, taxes, depreciation and amortization, adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance. Reconciliations of these measures to the most directly comparable GAAP financial measure are set forth in the tables below.

Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are key metrics used by management and our board of directors to assess our financial performance and enterprise value. We believe that Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are useful measures, as they eliminate certain items that are not indicative of our core operating performance and facilitate a comparison of our core operating performance on a consistent basis from period to period. We also use Adjusted EBITDA as a basis to determine covenant compliance with respect to our credit facilities, to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are also used by analysts, investors and other interested parties as performance measures to evaluate companies in our industry.

Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are non-GAAP measures of our financial performance and should not be considered as alternatives to net income or diluted EPS as a measure of financial performance, or any other performance measure derived in accordance with GAAP and they should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Additionally, Adjusted net income, EBITDA and Adjusted EBITDA are not intended to be measures of liquidity or free cash flow for management's discretionary use. In addition, these non-GAAP measures exclude certain non-recurring and other charges. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In evaluating Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses that are the same as or similar to some of the items eliminated in the adjustments made to determine Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA, such as stock compensation expense, loss on asset disposal, and other adjustments. Our presentation of Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA should not be construed to imply that our future results will be unaffected by any such adjustments. Definitions and calculations of Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA differ among companies in the retail industry, and therefore Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA disclosed by us may not be comparable to the metrics disclosed by other companies.

Please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures.

Floor & Decor Holdings, Inc. Consolidated Statements of Income (In thousands, except per share data) (Unaudited)

	Thirteen Weeks Ended
	6/28/2018		6/29/2017		% Increase
	Actual	% of Sales	Actual	% of Sales	(Decrease)
Net sales	$434,279	100.0%	$344,047	100.0%	26.2%
Cost of sales	256,641	59.1	201,819	58.7	27.2
Gross profit	177,638	40.9	142,228	41.3	24.9
Operating expenses:
Selling & store operating expenses	108,626	25.0	85,650	24.9	26.8
General & administrative expenses	25,179	5.8	19,518	5.6	29.0
Pre-opening expenses	6,588	1.5	2,958	0.9	122.7
Total operating expenses	140,393	32.3	108,126	31.4	29.8
Operating income	37,245	8.6	34,102	9.9	9.2
Interest expense	2,145	0.5	3,353	1.0	(36.0)
Loss on early extinguishment of debt	—	—	5,442	1.5	(100.0)
Income before income taxes	35,100	8.1	25,307	7.4	38.7
Provision for income taxes	(4,746)	(1.1)	4,878	1.5	(197.3)
Net income	$39,846	9.2%	$20,429	5.9%	95.0%
Basic weighted average shares outstanding	96,684		90,861
Diluted weighted average shares outstanding	104,937		99,919
Basic earnings per share	$0.41		$0.22		86.4%
Diluted earnings per share	$0.38		$0.20		90.0%

	Twenty-six Weeks Ended
	6/28/2018		6/29/2017		% Increase
	Actual	% of Sales	Actual	% of Sales	(Decrease)
Net sales	$837,227	100.0%	$651,343	100.0%	28.5%
Cost of sales	494,203	59.0	383,644	58.9	28.8
Gross profit	343,024	41.0	267,699	41.1	28.1
Operating expenses:
Selling & store operating expenses	211,193	25.3	166,401	25.5	26.9
General & administrative expenses	48,518	5.8	37,399	5.8	29.7
Pre-opening expenses	9,562	1.1	7,125	1.1	34.2
Total operating expenses	269,273	32.2	210,925	32.4	27.7
Operating income	73,751	8.8	56,774	8.7	29.9
Interest expense	3,929	0.5	8,767	1.4	(55.2)
Loss on early extinguishment of debt	—	—	5,442	0.8	(100.0)
Income before income taxes	69,822	8.3	42,565	6.5	64.0
Provision for income taxes	(1,895)	(0.3)	11,008	1.7	(117.2)
Net income	$71,717	8.6%	$31,557	4.8%	127.3%
Basic weighted average shares outstanding	96,199		87,195
Diluted weighted average shares outstanding	104,808		94,900
Basic earnings per share	$0.75		$0.36		108.3%
Diluted earnings per share	$0.68		$0.33		106.1%

Consolidated Balance Sheets (In thousands, except share and per share data) (Unaudited)

	As of	As of
	June 28,	December 28,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$547	$556
Income taxes receivable	15,866	12,472
Receivables, net	41,343	54,041
Inventories, net	432,446	427,950
Prepaid expenses and other current assets	12,107	8,193
Total current assets	502,309	503,212
Fixed assets, net	271,500	220,952
Intangible assets, net	109,346	109,362
Goodwill	227,447	227,447
Other assets	7,808	7,019
Total long-term assets	616,101	564,780
Total assets	$1,118,410	$1,067,992
Liabilities and stockholders’ equity
Current liabilities:
Current portion of term loans	$3,500	$3,500
Trade accounts payable	264,987	258,730
Accrued expenses	62,162	74,547
Deferred revenue	4,683	22,523
Total current liabilities	335,332	359,300
Term loans	143,198	144,562
Revolving line of credit	13,600	41,000
Deferred rent	30,650	25,570
Deferred income tax liabilities, net	30,702	27,218
Tenant improvement allowances	27,650	26,779
Other liabilities	2,604	703
Total long-term liabilities	248,404	265,832
Total liabilities	583,736	625,132
Commitments and contingencies
Stockholders’ equity
Capital stock:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at June 28, 2018 and December 28, 2017	—	—
Common stock Class A, $0.001 par value; 450,000,000 shares authorized; 97,218,543 shares issued and outstanding at June 28, 2018 and 95,509,179 issued and outstanding at December 28, 2017	97	96
Common stock Class B, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at June 28, 2018 and 0 shares issued and outstanding at December 28, 2017	—	—
Common stock Class C, $0.001 par value; 30,000,000 shares authorized; 0 shares issued and outstanding at June 28, 2018 and 0 shares issued and outstanding at December 28, 2017	—	—
Additional paid-in capital	335,024	323,419
Accumulated other comprehensive income (loss), net	460	(205)
Retained earnings	199,093	119,550
Total stockholders’ equity	534,674	442,860
Total liabilities and stockholders’ equity	$1,118,410	$1,067,992

Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	Twenty-six Weeks Ended
	June 28,	June 29,
	2018	2017
Operating activities
Net income	$71,717	$31,557
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,632	18,058
Non-cash loss on early extinguishment of debt	—	5,442
Amortization of tenant improvement allowances	(2,165)	(1,547)
Deferred income taxes	2,822	7,586
Interest cap derivative contracts	(794)	—
Stock based compensation expense	2,952	2,135
Changes in operating assets and liabilities:
Receivables, net	12,697	(3,967)
Inventories, net	(14,989)	(73,771)
Other assets	(3,306)	(1,643)
Trade accounts payable	6,257	85,118
Accrued expenses	(21,912)	(10,901)
Income taxes	(5,320)	(7,868)
Deferred revenue	2,441	7,063
Deferred rent	4,955	5,994
Tenant improvement allowances	3,034	3,124
Other	1,902	59
Net cash provided by operating activities	83,923	66,439
Investing activities
Purchases of fixed assets	(63,438)	(45,498)
Net cash used in investing activities	(63,438)	(45,498)
Financing activities
Borrowings on revolving line of credit	129,300	111,700
Payments on revolving line of credit	(156,700)	(129,900)
Payments on term loans	(1,750)	(195,750)
Net proceeds from initial public offering	—	192,082
Proceeds from exercise of stock options	8,656	1,855
Debt issuance costs	—	(993)
Net cash used in financing activities	(20,494)	(21,006)
Net decrease in cash and cash equivalents	(9)	(65)
Cash and cash equivalents, beginning of the period	556	451
Cash and cash equivalents, end of the period	$547	$386
Supplemental disclosures of cash flow information
Cash paid for interest	$3,844	$11,682
Cash paid for income taxes	$637	$11,134
Fixed assets accrued at the end of the period	$18,596	$8,472
Fixed assets acquired as part of lease - paid for by lessor	$—	$1,786

Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except EPS) (Unaudited)

Adjusted diluted weighted average shares outstanding

	Thirteen Weeks Ended
	6/28/2018	6/29/2017
Diluted weighted average shares outstanding (GAAP)	104,937	99,919
Adjustments for issuance of shares at IPO	—	3,011
Adjusted diluted weighted average shares outstanding	104,937	102,930

	Twenty-six Weeks Ended
	6/28/2018	6/29/2017
Diluted weighted average shares outstanding (GAAP)	104,808	94,900
Adjustments for issuance of shares at IPO	—	6,579
Adjusted diluted weighted average shares outstanding	104,808	101,479

Adjusted net income and Adjusted diluted EPS

	Thirteen Weeks Ended
	6/28/2018	6/29/2017
Net income (GAAP):	$39,846	$20,429
Interest due to IPO (a)	—	1,365
Term loan repricing (b)	—	195
Secondary offering costs (c)	815	285
Hurricane disaster recovery (d)	(205)	—
Loss on early extinguishment of debt (e)	—	5,442
Miami distribution center exit (f)	581	—
Tax benefit of stock option exercises (g)	(12,511)	(4,408)
Tax impact of adjustments to net income (h)	(153)	(2,696)
Adjusted net income	$28,373	$20,612
Adjusted diluted weighted average shares outstanding	104,937	102,930
Adjusted diluted EPS	$0.27	$0.20

	Twenty-six Weeks Ended
	6/28/2018	6/29/2017
Net income (GAAP):	$71,717	$31,557
Interest due to IPO (a)	—	4,095
Term loan repricing (b)	—	686
Secondary offering costs (c)	815	285
Hurricane disaster recovery (d)	(516)	—
Loss on early extinguishment of debt (e)	—	5,442
Miami distribution center exit (f)	581	—
Tax benefit of stock option exercises (g)	(17,413)	(4,408)
Tax impact of adjustments to net income (h)	(80)	(3,888)
Adjusted net income	$55,104	$33,769
Adjusted diluted weighted average shares outstanding	104,808	101,479
Adjusted diluted EPS	$0.53	$0.33

(a)	Adjustment to decrease interest expense due to utilizing net proceeds from the IPO of approximately $192.0 million to pay down a portion of the Term Loan Facility (as described in the Company’s Annual Report for fiscal 2017 filed with the Securities and Exchange Commission on March 5, 2018 (the “Annual Report”)).
(b)	Adjustment to reflect the decrease in interest expense due to the repricing of the Term Loan Facility on March 31, 2017, to lower our interest rate by 0.75% and another 0.50% effective October 1, 2017 (as described in the Annual Report).
(c)

For the period ended June 28, 2018, reflects costs accrued in connection with a secondary public offering of the Company’s common stock by certain of the Company’s stockholders completed on May 29, 2018 (the “May 2018 Secondary Offering”). For the period ended June 29, 2017, reflects costs accrued in connection with a secondary public offering of the Company’s common stock by certain of the Company’s stockholders completed on July 25, 2017 (the “July 2017 Secondary Offering”). The Company did not sell any shares in the secondary offerings and did not receive any proceeds from the sales of shares by the selling stockholders.

(d)	Net insurance recoveries from hurricanes Harvey and Irma.
(e)	Reflects the use of net proceeds from the IPO of approximately $192.0 million to repay a portion of the amounts outstanding under the Term Loan Facility (as described in the Annual Report), which resulted in a loss on extinguishment of debt in the amount of approximately $5.4 million in 2017.
(f)	Amounts for the thirteen and twenty-six weeks ended June 28, 2018 relate to costs incurred in connection with the closure of the Company’s Miami distribution center.
(g)	Tax benefit due to stock option exercises.
(h)	Adjustments for taxes related to pre-tax adjustments above.

EBITDA and Adjusted EBITDA

	Thirteen Weeks Ended
	6/28/2018	6/29/2017
Net income (GAAP)	$39,846	$20,429
Depreciation and amortization (a)	10,683	8,026
Interest expense	2,145	3,353
Loss on early extinguishment of debt (b)	—	5,442
Income tax expense (benefit)	(4,746)	4,878
EBITDA	47,928	42,128
Stock compensation expense (c)	1,537	1,250
Other (d)	1,218	303
Adjusted EBITDA	$50,683	$43,681

	Twenty-six Weeks Ended
	6/28/2018	6/29/2017
Net income	$71,717	$31,557
Depreciation and amortization (a)	20,911	15,794
Interest expense	3,929	8,767
Loss on early extinguishment of debt (b)	—	5,442
Income tax expense (benefit)	(1,895)	11,008
EBITDA	94,662	72,568
Stock compensation expense (c)	2,952	2,135
Other (d)	896	875
Adjusted EBITDA	$98,510	$75,578

(a)	Net of amortization of tenant improvement allowances and excludes deferred financing amortization, which is included as a part of interest expense in the table above.
(b)	Reflects the use of net proceeds from the IPO of approximately $192.0 million to repay a portion of the amounts outstanding under the Term Loan Facility, which resulted in a loss on extinguishment of debt in the amount of approximately $5.4 million in 2017 (as described in the Annual Report).
(c)	Non-cash charges related to stock-based compensation programs, which vary from period to period depending on timing of awards and forfeitures.
(d)	Other adjustments include amounts management does not consider indicative of our core operating performance. Amounts for the thirteen and twenty-six weeks ended June 28, 2018, primarily relate to costs associated with the May 2018 Secondary Offering, the closing of the Company’s distribution center near Miami, Florida and expenses, net of insurance recoveries from hurricanes Harvey and Irma. Amounts for the thirteen and twenty-six weeks ended June 29, 2017, relate to costs associated with the IPO and the July 2017 Secondary Offering.

Reconciliation of GAAP to Non-GAAP Financial Measures - Third Quarter 2018 Sales and Earnings Outlook (In millions, except per share data) (Unaudited)

Adjusted net income and Adjusted diluted EPS

	Thirteen Weeks Ended
	9/27/2018		9/28/2017
	Low End	High End	Actual
Net income (GAAP):	$22.0	$23.5	$23.3
Term loan repricing (a)	—	—	0.2
Secondary offering costs (b)	—	—	0.7
Hurricane disaster expenses (c)	—	—	0.5
Miami distribution center exit (d)	0.7	0.7	—
Tax benefit of stock option exercises (e)	—	—	(6.8)
Tax impact of adjustments to net income (f)	(0.2)	(0.2)	(0.5)
Adjusted net income	$22.5	$24.0	$17.3
Adjusted weighted average shares outstanding	105.2	105.2	103.9
Adjusted diluted EPS	$0.21	$0.23	$0.17

(a)	Adjustment to reflect the decrease in interest expense due to the repricing of the Term Loan Facility on March 31, 2017, to lower our interest rate by 0.75% and another 0.50% effective October 1, 2017 (as described in the Annual Report).
(b)	Reflects costs accrued in connection with the July 2017 Secondary Offering. The Company did not sell any shares in the secondary offering and did not receive any proceeds from the sales of shares by the selling stockholders.
(c)	Expenses and losses from hurricanes Harvey and Irma recorded in the third quarter of 2017.
(d)	Reflects costs associated with the closing of the Company’s Miami distribution center.
(e)	Tax benefit due to stock option exercises.
(f)	Adjustment for taxes related to pre-tax adjustments above.

EBITDA and Adjusted EBITDA

	Thirteen Weeks Ended
	9/27/2018		9/28/2017
	Low End	High End	Actual
Net income (GAAP):	$22.0	$23.5	$23.3
Depreciation and amortization (a)	12.6	12.6	8.5
Interest expense	2.2	2.2	2.6
Income tax expense	6.7	7.3	2.7
EBITDA	43.5	45.6	37.1
Stock compensation expense (b)	1.7	1.7	1.4
Other (c)	0.7	0.7	1.2
Adjusted EBITDA	$45.9	$48.0	$39.7

(a)	Net of amortization of tenant improvement allowances and excludes deferred financing amortization, which is included as a part of interest expense in the table above.
(b)	Non-cash charges related to stock-based compensation programs, which vary from period to period depending on timing of awards and forfeitures.
(c)	Other adjustments include amounts management does not consider indicative of our core operating performance. Amounts for the thirteen weeks ended September 27, 2018 relate to the closing of the Company’s Miami distribution center. Amounts for the thirteen weeks ended September 28, 2017, relate to costs associated with the July 2017 Secondary Offering and expenses and losses from hurricanes Harvey and Irma.

Reconciliation of GAAP to Non-GAAP Financial Measures Fiscal Year 2018 Sales and Earnings Outlook (In millions, except per share data) (Unaudited)

Adjusted diluted weighted average shares outstanding
	Year Ended
	12/27/2018		12/28/2017
	Low End	High End	Actual
Diluted weighted average shares outstanding (GAAP)	105.1	105.1	99.7
Adjustments for issuance of shares at IPO	—	—	3.3
Adjusted diluted weighted average shares outstanding	105.1	105.1	102.9

Adjusted net income and Adjusted diluted EPS
	Year Ended
	12/27/2018		12/28/2017
	Low End	High End	Actual
Net income (GAAP):	$112.9	$116.4	$102.8
Interest due to IPO (a)	—	—	4.1
Term loan repricing (b)	—	—	0.9
Secondary offering costs (c)	0.8	0.8	1.7
Hurricane disaster expenses (recovery) (d)	(0.5)	(0.5)	0.1
Loss on early extinguishment of debt (e)	—	—	5.4
Miami distribution center exit (f)	2.0	2.0	—
Tax benefit of stock option exercises (g)	(17.4)	(17.4)	(21.8)
Research and development tax credits (h)	—	—	(0.4)
Deferred tax adjustment for tax reform (i)	—	—	(17.8)
Tax impact of adjustments to net income (j)	(0.5)	(0.5)	(3.9)
Adjusted net income	$97.3	$100.8	$71.0
Adjusted weighted average shares outstanding	105.1	105.1	102.9
Adjusted diluted EPS	$0.93	$0.96	$0.69

Certain numbers may not sum due to rounding

(a)	Adjustment to decrease interest expense due to utilizing net IPO proceeds of approximately $192.0 million to pay down a portion of the Term Loan Facility (as described in the Annual Report).
(b)	Adjustment to reflect the decrease in interest expense due to the repricing of the Term Loan Facility on March 31, 2017, to lower our interest rate by 0.75% and another 0.50% effective October 1, 2017 (as described in the Annual Report).
(c)	Amounts for the year ended 2018 relate to costs accrued in connection with the May 2018 Secondary Offering. Amounts for the year ended 2017 relate to costs accrued in connection with the July 2017 Secondary Offering and a secondary public offering of the Company’s common stock by certain of the Company’s stockholders completed on November 20, 2017 (the “November 2017 Secondary Offering”). The Company did not sell any shares in the secondary offerings and did not receive any proceeds from the sales of shares by the selling stockholders.
(d)	Expenses and losses, net of recoveries, from hurricanes Harvey and Irma recorded in 2018 and 2017.
(e)	Reflects the use of net proceeds from the IPO of approximately $192.0 million to repay a portion of the amounts outstanding under the Term Loan Facility, which resulted in a loss on extinguishment of debt in the amount of approximately $5.4 million in 2017 (as described in the Annual Report).
(f)	Reflects costs associated with the closing of the Company’s Miami distribution center.
(g)	Tax benefit due to stock option exercises.
(h)	Research and development tax credits related to prior periods recorded as a reduction of current year tax expense.
(i)	Effect of our deferred tax rate adjustment to reflect the expected rate our deferred tax liabilities and assets will actualize at in future periods related to the 2017 tax reform act passed in December 2017.
(j)	Adjustment for taxes related to pre-tax adjustments above.

EBITDA and Adjusted EBITDA

	Year Ended
	12/27/2018		12/28/2017
	Low End	High End	Actual
Net income (GAAP):	$112.9	$116.4	$102.8
Depreciation and amortization (a)	47.5	47.5	33.5
Interest expense	8.3	8.3	13.8
Loss on early extinguishment of debt (b)	—	—	5.4
Income tax expense	10.7	11.7	(4.2)
EBITDA	179.4	183.9	151.3
Stock compensation expense (c)	6.9	6.9	5.0
Loss on asset disposal	0.1	0.1	0.1
Other (d)	2.3	2.3	2.4
Adjusted EBITDA	$188.7	$193.2	$158.8

(a)	Net of amortization of tenant improvement allowances and excludes deferred financing amortization, which is included as a part of interest expense in the table above.
(b)	Reflects the use of net proceeds from the IPO of approximately $192.0 million to repay a portion of the amounts outstanding under the Term Loan Facility, which resulted in a loss on extinguishment of debt in the amount of approximately $5.4 million (as described in the Annual Report).
(c)	Non-cash charges related to stock-based compensation programs, which vary from period to period depending on timing of awards and forfeitures.
(d)	Other adjustments include amounts management does not consider indicative of our core operating performance. Amounts for the year ended 2018 relate to costs associated with the closing of the May 2018 Secondary Offering, the closing of the Company’s Miami distribution center and expenses, net of insurance recoveries from hurricanes Harvey and Irma. Amounts for the year ended 2017 relate to costs associated with the IPO, the July 2017 Secondary Offering and November 2017 Secondary Offering, and expenses and losses, net of recoveries, from hurricanes Harvey and Irma.

Forward-Looking Statements

This release and the associated webcast/conference call contain forward-looking statements, including with respect to the Company’s estimated net sales, comparable store sales growth, diluted EPS, Adjusted diluted EPS, diluted weighted average shares outstanding, Adjusted EBITDA, warehouse format store count and new warehouse format stores for both the thirteen weeks ended September 27, 2018 and all of fiscal 2018 and with respect to the Company’s estimated depreciation and amortization expenses, interest expense, tax rate and capital expenditures for fiscal 2018. All statements other than statements of historical fact contained in this release, including statements regarding the Company’s future operating results and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business, the economy and other future conditions, including the impact of recent natural disasters on sales.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “budget,” “potential,” “focused on” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements contained in this release are only predictions. Although the Company believes that the expectations reflected in the forward-looking statements in this release are reasonable, the Company cannot guarantee future events, results, performance or achievements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this release or the associated webcast/conference call, including, without limitation, those factors described in Item 1A, “Risk Factors” of Part I and Item 7, “Special Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II of the Annual Report, and “Business” sections and elsewhere in the Annual Report.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The forward-looking statements contained in this release or the associated webcast/conference call speak only as of the date hereof. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. If a change to the events and circumstances reflected in the Company’s forward-looking statements occurs, the Company’s business, financial condition and operating results may vary materially from those expressed in the Company’s forward-looking statements. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein or in the associated webcast/conference call, whether as a result of any new information, future events or otherwise, including the Company’s estimated net sales, comparable store sales growth, diluted EPS, Adjusted diluted EPS, diluted weighted average shares outstanding, Adjusted EBITDA, warehouse format store count and new warehouse format stores for both the thirteen weeks ended September 27, 2018 and all of fiscal 2018 and with respect to the Company’s estimated depreciation and amortization expenses, interest expense, tax rate and capital expenditures for fiscal 2018.

CONTACT:
Investor Contacts:
Floor & Decor Holdings, Inc.
Matthew McConnell, 770-257-1374
InvestorRelations@flooranddecor.com
or
ICR, Inc.
Farah Soi/Rachel Schacter
203-682-8200
InvestorRelations@flooranddecor.com